Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of February 25, 2011 (this “Amendment No. 2”), to the Third Amended and Restated Credit Agreement referred to below, between CORELOGIC, INC., a Delaware corporation (formerly known as The First American Corporation) (the “Borrower”), each of the lenders that is a signatory hereto (individually, a “Lender” and, collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Lenders and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of April 12, 2010 (as previously amended and modified, the “Credit Agreement”) and wish to amend and the Credit Agreement in certain respects. Accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment No. 2 and not otherwise defined are used herein as defined in the Credit Agreement (as amended hereby).

Section 2. Amendments.

(a) The definition of “Excess Cash Flow” in Section 1.01 of the Credit Agreement shall be amended by replacing the word “and” before clause (b)(viii) thereof with a comma and by adding the following to the end of such definition:

“ and (ix) any Restricted Junior Payment made by the Borrower or any of its Subsidiaries during such Fiscal Year as permitted by Section 7.05”

(b) The following definitions shall be added to Section 1.01 of the Credit Agreement after the defined term “Revolving Percentage”:

“RP Data” means RP Data Ltd., an Australian company.

“RP Data Transaction” means any transaction or series of related transactions, including without limitation Dispositions and Investments, in which (i) Securities of RP Data owned by a Subsidiary of the Borrower are transferred to one or more Foreign Subsidiaries of the Borrower and (ii) Investments in an aggregate amount not to exceed $200,000,000 are made by the Borrower and/or one or more of its Subsidiaries, including Investments in Foreign Subsidiaries, in order to acquire, directly or indirectly, from Third Parties all or a portion of the issued and outstanding Voting Securities of RP Data.

“RP Data Parent” means, if a RP Data Transaction occurs, the Domestic Subsidiary of the Borrower that ultimately owns Voting Stock of RP Data following completion of such RP Data Transaction.

“RP Data Pledge Agreement” has the meaning specified in Section 6.13.

(c) The following section shall be added to the end of Article VI of the Credit Agreement:

“SECTION 6.13. RP Data Transactions. Notwithstanding anything to the contrary set forth in Article VII, the Borrower and its Subsidiaries may engage in one or more RP Data Transactions. If the Borrower or any of its Subsidiaries engages in a RP Data Transaction, the

Borrower shall promptly (but, in any event, within 30 days following completion of such RP Data Transaction) cause the RP Data Parent to pledge 65% of the Voting Stock of the first-tier Foreign Subsidiary that ultimately holds the Voting Stock of RP Data to the Collateral Agent pursuant to a pledge agreement in form and substance satisfactory to the Collateral Agent (the “RP Data Pledge Agreement”).”

(d) Clause (i) of Section 7.02 shall be amended and restated in its entirety to read as follows:

“(i) Liens under and contemplated by the Collateral Documents, including, without limitation, UCC financing statements and UCC fixture filings filed in connection therewith, and Liens under and contemplated by the RP Data Pledge Agreement;”

(e) Clause (o) of Section 7.03 shall be amended by deleting the last word of said clause; clause (p) of Section 7.03 shall be renumbered as clause (q); and the following new clause shall be added after clause (o) of Section 7.03:

“(p) in connection with a RP Data Transaction; and”

(f) Clause (a) of Section 7.05 shall be amended by adding “or pay any dividend or distribution on account thereof” after the words “Capital Stock” and by deleting the amount “$250,000,000” and substituting thereof the amount “$350,000,000”

(g) Clause (c) of Section 7.05 shall be amended and restated to read in its entirety as follows:

“(c) make other Restricted Junior Payments in an aggregate amount not to exceed (i) $15,000,000 during the Fiscal Year ending December 31, 2010, (ii) $30,000,000 during the Fiscal Year ending December 31, 2011 and (iii) $50,000,000 during any subsequent Fiscal Year, plus, for each Fiscal Year ending on or after December 31, 2011, the Available Retained Cash which has not been used to make Investments pursuant to Section 7.03(p) or to make Restricted Junior Payments in a prior Fiscal Year pursuant to this clause (c); and”

(h) The last sentence of Section 7.05 shall be deleted.

Section 3. Conditions Precedent to Effectiveness. The amendments to the Credit Agreement set forth in Section 2 of this Amendment No. 2 shall become effective as of the date of this Amendment No. 2 subject to the satisfaction of the following conditions: (i) the receipt by the Administrative Agent of a counterpart hereof signed by the Borrower; (ii) the execution of a counterpart hereof by the Administrative Agent with the consent of the Required Lenders; (iii) payment to the Administrative Agent on behalf each of the Lenders that is a signatory hereto of an amendment fee equal to the product of such Lender’s Commitment and 0.10% (10 basis points); and (iv) payment to the Administrative Agent of the fee set forth in the fee letter between the Administrative Agent and the Borrower.

Section 4. Release in Connection with RP Data Transaction. The Borrower, on behalf of and at the expense of CoreLogic Information Solutions Holdings, Inc. (“CLISH”), a Grantor under and as defined in the Guarantee and Collateral Agreement, pursuant to Section 8.15(b) of the Guarantee and Collateral Agreement, hereby (i) certifies that the Dispositions and Investments in connection with the planned RP Data Transaction are in compliance with the Credit Agreement (as amended hereby) and the other Loan Documents, (ii) certifies that no Event of Default exists or will be continuing under the Credit

Agreement (as amended hereby) as a result of such Dispositions and Investments and (iii) requests that the Collateral Agent release its Lien created by the Guarantee and Collateral Agreement over the Securities of RP Data pledged by CLISH to the Collateral Agent so that CLISH may engage in a RP Data Transaction in accordance with Section 6.13 of the Credit Agreement (as amended hereby). The provisions of this Section 4 shall satisfy any notice or other release request mechanics required pursuant to Section 8.15 of the Guarantee and Collateral Agreement. The Lenders hereby acknowledge that no Reinvestment Notice is required in connection with the RP Data Transaction.

Section 5. Costs and Expenses. Without limiting the obligations of the Borrower under the Credit Agreement, the Borrower agrees to pay to the Administrative Agent all of the Administrative Agent’s reasonable out-of-pocket costs, expenses, fees and disbursements paid or payable in connection with the preparation, negotiation, execution and delivery of this Amendment No. 2, including the reasonable fees of counsel to the Administrative Agent in connection with the foregoing.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart and sending the same by telecopier, email, mail, messenger or courier to the Administrative Agent or counsel to the Administrative Agent. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

CORELOGIC, INC.

By /s/ Michael Rasic
Name:	Michael Rasic
Title:	SVP, Accounting & Finance

By /s/ David Hayes
Name:	David Hayes
Title:	VP, Treasurer

-Signature Page-

Amendment No. 2

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent

By /s/ Peter B. Thauer
Name:	Peter B. Thauer
Title:	Executive Director

-Signature Page-

Amendment No. 2